Exhibit 1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333 - 112736 of Aventis S.A. of our report dated July 27, 2004 relating to the financial statements and supplemental schedule of Aventis Pasteur Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ Fischer Cunnane & Associates Ltd.

August 20, 2004